                                                          Exhibit 10.17





                             COLLATERAL PLEDGE AND
                              SECURITY AGREEMENT

                           Dated as of July __, 1997

                                     From

                 PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

                                  as Pledgor
                                  ----------

                                      to

                           FIRST UNION NATIONAL BANK

                                  as Trustee
                                  ----------

                        T A B L E  O F  C O N T E N T S
                        - - - - -  - -  - - - - - - - -


                                                                         Page


SECTION 1.  Definitions; Appointment; Deposit and Investment............  2
            ------------------------------------------------

1.1  Definitions........................................................  2
     -----------

1.2  Appointment of the Trustee.........................................  3
     --------------------------

1.3  Pledge and Grant of Security Interest..............................  3
     -------------------------------------

1.4  Deposit of Escrowed Funds..........................................  3
     -------------------------

SECTION 2.  Security for Obligation.....................................  3
            -----------------------

SECTION 3.  Delivery of Collateral......................................  3
            ----------------------

SECTION 4.  Maintaining the Cash Collateral Account.....................  4
            ---------------------------------------

SECTION 5.  Investing of Amounts in the Cash Collateral Account.........  4
            ---------------------------------------------------

SECTION 6.  Delivery of Collateral Investments..........................  5
            ----------------------------------

SECTION 7.  Disbursements...............................................  6
            -------------

SECTION 8.  Representations and Warranties..............................  8
            ------------------------------

SECTION 9.  Further Assurances..........................................  9
            ------------------

SECTION 10. Covenants................................................... 10
            ---------

SECTION 11. Power of Attorney........................................... 10
            -----------------

SECTION 12. No Assumption of Duties: Reasonable Care.................... 11
            ----------------------------------------

SECTION 13. Indemnity................................................... 11
            ---------

SECTION 14. Remedies upon Event of Default.............................. 12
            ------------------------------

SECTION 15. Expenses.................................................... 13
            --------


Section                                                                    Page
SECTION 16.  Security Interest Absolute...................................... 13

SECTION 17.  Miscellaneous Provisions........................................ 13

17.1.  Notices............................................................... 13

17.2.  No Adverse Interpretation of Other Agreements......................... 14

17.3.  Severability.......................................................... 14

17.4.  Headings.............................................................. 15

17.5.  Counterpart Originals................................................. 15

17.6.  Benefits of Pledge Agreement.......................................... 15

17.7.  Amendments, Waivers and Consents...................................... 15

17.8.  Interpretation of Agreement........................................... 15

17.9.  Continuing Security Interest; Termination............................. 15

17.10.  Survival Provisions.................................................. 16

17.11.  Waivers.............................................................. 16

17.12.  Authority of the Trustee............................................. 16

17.13.  Final Expression..................................................... 17

17.14.  Rights of Holders of the Notes....................................... 17

17.15.  GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY
        TRIAL; WAIVER OF DAMAGES............................................. 17

EXHIBIT A:  Form of Collateral Investments Account Letter................... A-1

EXHIBIT B:  Officer's Certificate........................................... B-1

EXHIBIT C:  Independent Public Accountant's Report.......................... C-1


                   COLLATERAL PLEDGE AND SECURITY AGREEMENT
                   ----------------------------------------

           This COLLATERAL PLEDGE AND SECURITY AGREEMENT (the "Pledge
                                                               ------
Agreement") is made and entered into as of July __, 1997 by and between PRIMUS
---------
TELECOMMUNICATIONS GROUP, INCORPORATED, a Delaware corporation (the "Pledgor"),
                                                                     -------
having its principal office at 2070 Chain Bridge Road, Suite 425, Vienna, Virginia 22182, in favor of FIRST UNION NATIONAL BANK, a [Type of Association] duly organized and existing under the laws of [Jurisdiction], having its principal corporate trust office at [Address], as trustee (the "Trustee") for
                                                                -------
the holders (the "Holders") of the Notes (as defined herein) issued by the
                  -------
Pledgor under the Indenture referred to below.


                                  WITNESSETH

           WHEREAS, the Pledgor and the Underwriters (as defined in the Underwriting Agreement) are parties to an Underwriting Agreement dated July __, 1997 (the "Underwriting Agreement"), pursuant to which the Pledgor will issue
           ----------------------
and sell to the Underwriters $125,000,000 of Units (the "Units") consisting of
                                                         -----
__% Senior Notes due 2004 (the "Notes") and Warrants (the "Warrants") to
                                -----                      --------
purchase ___ Shares of Common Stock, par value $0.01 of the Company (the "Common Stock");
 ------------
           WHEREAS, the Pledgor and the Trustee, have entered into that certain indenture dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the "Indenture"), pursuant to which the
                                           ---------
Pledgor is issuing the Notes on the date hereof;

           WHEREAS, pursuant to the Indenture, the Pledgor is required to purchase and pledge to the Trustee for the benefit of the Holders of the Notes on the Closing Date (as defined in the Underwriting Agreement) U.S. Government securities in an amount (the "Escrowed Funds") as will be sufficient upon
                              --------------
receipt of scheduled interest and principal payments of such securities, in the opinion of a nationally recognized firm of independent public accountants selected by the Company, to provide for payment in full of the first six scheduled interest payments due on the Notes to secure the Pledgor's obligation to (i) provide for payment in full of the first six scheduled interest payments due on the Notes and (ii) repay the principal, premium and interest on the Notes in the event that the Notes become due and payable prior to such time as the first six scheduled interest payments thereon shall have been paid in full (collectively, the "Obligations");
                    -----------
           WHEREAS, the Pledgor has opened an interest bearing cash collateral account (the "Cash Collateral Account") with First Union National Bank at its
              -----------------------
office at [Address], Account No. ___ in the name of the Pledgor but under the sole dominion and control of the Trustee and subject to the terms of this Pledge Agreement; and

           WHEREAS, to secure the Obligations of the Pledgor, the Pledgor has agreed to (i) pledge to the Trustee for its benefit and the ratable benefit of the Holders of the Notes, a security interest in the Escrowed Funds and the Collateral (as hereinafter defined) and
(ii) execute and deliver this Pledge Agreement in order to secure the payment by the Pledgor of all the Obligations.

                                   AGREEMENT

          NOW, THEREFORE, in consideration of the premises herein contained, and in order to induce the Holders of the Notes to purchase the Notes, the Pledgor, the Underwriters and the Trustee hereby agree, for the benefit of the Trustee and for the ratable benefit of the Holders of the Notes, as follows:

          SECTION 1. Definitions; Appointment; Deposit and Investment.
                     ------------------------------------------------

               1.1   Definitions.
                     -----------

          "Cash Equivalents" means any of the following, to the extent owned by
           ----------------
     the Pledgor free and clear of all liens other than liens created hereunder:
     (a) U.S. Government obligations, (b) insured certificates of deposit of or time deposits with any commercial bank that (i) is a member of the Federal Reserve System, (ii) issues (or the parent of which issues) commercial paper rated as described in clause (c), (iii) is organized under the laws of the United States or any State thereof and (iv) has combined capital and surplus of at least $1 billion or (c) commercial paper in an aggregate amount of no more than $5 million per issuer outstanding at any time, issued by any corporation organized under the laws of any State of the United States and rated at least "Prime-1" (or the then equivalent grade) by Moody's Investors Service, Inc. or "A-1" (or the then equivalent grade) by Standard & Poor's Ratings Service.

          "Revised Article 8" means the Uniform Commercial Code, revised
           -----------------
     Article 8, Investment Securities (with Conforming and Miscellaneous Amendments to Articles 1,3,4,5,9 and 10) 1994 Official Text.

          "UCC" means the Uniform Commercial Code as in effect in New York State
           ---
     but, for purposes of perfection and priority of the security interest granted to the Trustee, the UCC as though Revised Article 8 had been adopted in New York State.

          "Trustee" shall mean the Person named as the "Trustee" in the first
           -------
     paragraph of this Agreement until a successor Trustee shall have become such, and thereafter "Trustee" shall mean the Person who is then the Trustee hereunder.

          All capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Indenture. Unless otherwise defined herein or in the Indenture, terms used herein which are defined in the UCC are used herein as therein defined.

               1.2  Appointment of the Trustee. The Pledgor hereby appoints the
                    --------------------------
     Trustee as Trustee in accordance with the terms and conditions set forth herein and the Trustee hereby accepts such appointment.

               1.3  Pledge and Grant of Security Interest. The Pledgor hereby
                    -------------------------------------
     pledges to the Trustee for its benefit and for the ratable benefit of the Holders of the Notes, and grants to the Trustee for its benefit and for the ratable benefit of the Holders of the Notes, a continuing first priority security interest in and to all of the Pledgor's right, title and interest in, to and under the following (hereinafter collectively referred to as the "Collateral"), whether characterized as investment property, general
      ----------
     intangibles or otherwise: (a) the Cash Collateral Account, all funds held therein and all certificates and instruments, if any, from time to time representing or evidencing the Cash Collateral Account, (b) all Collateral Investments (as hereinafter defined) and all certificates and instruments, if any, representing or evidencing the Collateral Investments, and any and all security entitlement to the Collateral Investments, and any and all related securities accounts in which any security entitlement to the Collateral Investments is carried, (c) all notes, certificates of deposit, deposit accounts, checks and other instruments, if any, from time to time hereafter delivered to or otherwise possessed by the Trustee for or on behalf of the Pledgor in substitution for or in addition to any or all the then existing Collateral, (d) all interest, dividends, cash, instruments and other property, if any, from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the then existing Collateral, and (e) all proceeds of any and all of the foregoing Collateral (including, without limitation, proceeds that constitute property of the types described in clauses (a) - (d) of this
     Section 1.3) and, to the extent not otherwise included, all cash.

          1.4  Deposit of Escrowed Funds. The Pledgor shall deposit, or cause to
               -------------------------
     be deposited, all Escrowed Funds into the Cash Collateral Account.

          SECTION 2. Security for Obligation. This Pledge Agreement secures the
                     -----------------------
prompt and complete payment when due (whether at stated maturity, by acceleration or otherwise) of the Obligations.

          SECTION 3. Delivery of Collateral. If and to the extent the Collateral
                     ----------------------
is represented or evidenced by certificates or instruments, all such certificates or instruments representing or evidencing the Collateral, including, without limitation, amounts invested as provided in Section 5, shall be delivered to and held by or on behalf of the Trustee pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance sufficient to convey a valid security interest in such Collateral to the Trustee or shall be credited to a securities account (the "Collateral
                                                               ----------
Investments Account") designated by the Trustee. For the better perfection of
-------------------
the Trustee's rights in and to the Collateral, the Pledgor shall forthwith, upon the pledge of any Collateral hereunder, cause all such Collateral, including the Collateral Investments Account and all other accounts representing a security entitlement to or containing any Collateral (including, without limitation, any Collateral Investments) to be registered in the name of the Trustee or such of its nominees as the Trustee shall direct and the pledgor shall approve (which approval shall not be unreasonably withheld), and to be under the sole dominion and control of the Trustee, which dominion and control shall be agreed to and acknowledged by any securities intermediary holding any such account in an acknowledgement in the form of Exhibit A hereto, subject
                                                  ---------
only to the revocable rights specified in Section 7. In addition, the Trustee shall have the right at any time to exchange certificates or instruments representing or evidencing the Collateral for certificates or instruments of smaller or larger denominations.

        SECTION 4. Maintaining the Cash Collateral Account. So long as any
                   ---------------------------------------
Obligation shall remain unpaid:

        (a) The pledgor will maintain the Cash Collateral Account with [Bank]; and

        (b) It shall be a term and condition of the Cash Collateral Account, notwithstanding any term or condition to the contrary in any other agreement relating to the Cash Collateral Account, and except as otherwise provided by the provisions of Section 5, Section 7 and Section 14, that no amount (including interest on collateral Investments) shall be paid or released to or for the account of, or withdrawn by or for the account of, the Pledgor or any other Person from the Cash Collateral Account.

The Cash Collateral Account shall be subject to such applicable laws, and such applicable regulations of the Board of Governors of the Federal Reserve System and of any other appropriate banking or governmental authority, as may now or hereafter be in effect.

        SECTION 5. Investing of Amounts in the Cash Collateral Account.
                   ---------------------------------------------------
Immediately upon deposit of the Escrowed Funds, the Trustee shall invest all amounts on deposit in the Cash Collateral Account in such U.S. Government Obligations, in the name of the Trustee, as the Pledgor may select in an amount sufficient to pay the first six scheduled interest payments on all the Notes. If requested by the pledgor, the Trustee will, subject to the provisions of
Section 7 and Section 14, from time to time (a) invest amounts on deposit in the Cash Collateral Account in such Cash Equivalents in the name of the Trustee as the Pledgor may select and (b) invest interest paid on the Cash Equivalents referred to in clause (a) above, and reinvest other proceeds of any such Cash Equivalents that may mature or be sold, in each case in such Cash Equivalents in the name of the Trustee, as the Pledgor may select and the Trustee may approve (the Cash Equivalents referred to in clauses (a) and (b) above being collectively "Collateral Investments"); provided, however, that the amount on
              ----------------------    --------  -------
deposit in the Collateral Investments Account and the Cash Collateral Account, collectively, at any time during the term of this Pledge Agreement, must be sufficient to provide for the payment in full of the remaining interest payments at such time on the Notes up to and including the sixth scheduled interest payment. Interest and proceeds that are not invested or reinvested in Collateral Investments as provided above shall be deposited and held in the Cash Collateral Account.

Except as otherwise provided in Sections 12 and 13, the Trustee shall not be liable for any loss in the investment or reinvestment of amounts held in the Cash Collateral Account.

           SECTION 6.  Delivery of Collateral Investments. (a) The Trustee shall
                       ----------------------------------
become the holder or entitlement holder, as the case may be, of the Collateral Investments and of any and all security entitlements to the Collateral Investments, through action by the Federal Reserve Bank of New York ("FRBNY") or
                                                                      -----
another securities intermediary, as confirmed (in writing or electronically or otherwise in accordance with standard industry practice) to the Trustee by FRBNY or such other securities intermediary (i) indicating by book-entry that the Collateral Investments or a security entitlement thereto has been credited to the Collateral Investments Account, or (ii) acquiring the Collateral Investments or a security entitlement thereto for the Trustee and accepting the same for credit to the Collateral Investments Account.

           (b) Prior to or concurrently with the execution and delivery hereof and prior to the transfer to the Trustee of Collateral Investments (or acquisition by the Trustee of any security entitlement thereto), as provided in subsection (a) of this Section 6, the Trustee shall establish the Collateral Investments Account on its books as an account segregated from all other custodial or collateral accounts at its office at [Address]. Upon transfer of the Collateral Investments to the Trustee (or the Trustee's acquisition of a security entitlement thereto), as confirmed to the Trustee by FRBNY or another securities intermediary, the Trustee shall make appropriate book entries indicating that the Collateral Investments and/or such security entitlement have been credited to and are held in the Collateral Investments Account. Subject to the other terms and conditions of this Pledge Agreement, all Collateral Investments held by the Trustee pursuant to this Pledge Agreement shall be held in the Collateral Investments Account subject (except as expressly provided in Section 7 hereof) to the exclusive dominion and control of the Trustee and exclusively for the benefit of the Trustee and for the ratable benefit of the Holders of the Notes and segregated from all other funds or other property otherwise held by the Trustee.

           (c) All Collateral shall be retained in the Cash Collateral Account and the Collateral Investments Account pending disbursement pursuant to the terms hereof.

           (d)   Concurrently with the execution and delivery of this
Agreement, the Trustee is delivering to the Pledgor and the Placement Agents a duly executed certificate, in the form of Exhibit B hereto, of an officer of the
                                          ---------
Trustee, confirming the Trustee's establishment and maintenance of the Cash Collateral Account and the Collateral Investments Account and its receipt and holding of the Escrowed Funds and the Collateral Investments or a security entitlement thereto and the crediting or the Escrowed Funds and the Collateral Investments or such security entitlement to the Cash Collateral Account and the Collateral Investments Account, all in accordance with this Pledge Agreement.

         (e) Concurrently with the execution and delivery of the Pledge Agreement, the Pledgor is delivering to the Trustee an opinion of a nationally recognized firm of independent public accounts, selected by the Pledgor, substantially in the form of Exhibit C hereto.
                             ---------

         SECTION 7.  Disbursements.  The Trustee shall hold the assets in the
                     -------------
Cash Collateral Account and the Collateral Investments Account and release the same, or a portion thereof, only as follows:

         (a) At least one Business Day prior to the due date of any of the first six scheduled interest payments on the Notes, the Pledgor may, pursuant to written instructions executed by the Pledgor (an "Issuer Order"), direct the
                                                  ------------
Trustee to release from the Cash Collateral Account and/or liquidate Collateral in the Collateral Investments Account, and pay to the Holders of the Notes proceeds sufficient to provide for payment in full of such interest then due on the Notes; provided that in the event Collateral is required to be liquidated, the Pledgor will give the Trustee at least three Business Days notice. Upon receipt of an Issuer Order, the Trustee will take any action necessary to provide for the payment of the interest on the Notes to the Holders of the Notes in accordance with the payment provisions of the Indenture from (and to the extent of) proceeds of the Escrowed Funds in the Cash Collateral Account or the Collateral Investments Account, as the case may be. Nothing in this Section 7 shall affect the Trustee's rights to apply the Collateral to the payments of amounts due on the Notes upon acceleration thereof.

         (b) If the Pledgor makes any interest payment or portion of an interest payment for which the Collateral is security from a source of funds other than the Cash Collateral Account or the Collateral Investments Account ("Pledgor
                                                                    -------
Funds"), the Pledgor may, after payment in full of such interest payment or
-----
portion thereof from proceeds of the Collateral or such Pledgor Funds or both, direct the Trustee to release to the Pledgor or to another party at the direction of the Pledgor (the "Pledgor's Designee") proceeds from the Cash
                               ------------------
Collateral Account in an amount less than or equal to the amount of Pledgor Funds applied to such interest payment. Upon receipt of an Issuer Order by the Trustee, the Trustee shall pay over to the Pledgor or the Pledgor's Designee, as the case may be, the requested amount from proceeds in the Cash Collateral Account or the Collateral Investments Account, as the case may be. Concurrently with any release of funds to the Pledgor pursuant to this Section 7(b), the Pledgor shall deliver to the Trustee a certificate signed by an officer of the Pledgor stating that such release has been duly authorized by the Pledgor and will not contravene any provision of applicable law or the Certificate of Incorporation or the By-laws of the Pledgor or any material agreement or other material instrument binding upon the Pledgor or any of its subsidiaries or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Pledgor or any of its subsidiaries or result in the creation or imposition of any Lien on any assets of the Pledgor, except for the security interest granted under the Pledge Agreement.

         (c) At least one Business Day prior to the due date of any of the first six scheduled interest payments on the Notes, the Pledgor covenants to give the Trustee (by Issuer

Order) notice as to whether payment of interest will be made pursuant to Section 7(a) or 7(b) and as to the respective amounts of interest that will be paid pursuant to Section 7(a) or 7(b); provided that, in the event Collateral is required to be liquidated, the Pledgor will give the Trustee at least three Business Days notice. If no such notice is given, the Trustee will act pursuant to Section 7(a) as if it had received an Issuer Order pursuant thereto for the payment in full of the interest then due.

          (d) The Trustee shall not be required to liquidate any Collateral Investments in order to make any scheduled payment of interest or any release hereunder unless instructed to do so by Issuer Order or pursuant to Section 14 hereof.

          (e) Upon payment in full of the first six scheduled interest payments on the Notes in a timely manner, the security interest in the Collateral evidenced by this Pledge Agreement will automatically terminate and be of no further force and effect and the Collateral shall promptly be paid over and transferred to the Pledgor.

          (f) In the event that the Collateral held in the Cash Collateral Account and the Collateral Investments Account exceeds the amount sufficient, in the opinion of the nationally recognized firm of independent public accountants selected by the Company, to provide for payment in full of the first six scheduled interest payments due on the Notes (or, in the event an interest payment or payments have been made, an amount sufficient to provide for payment in full of all interest payments remaining, up to and including the sixth scheduled interest payment), the Trustee shall release to the Company at the Company's request any such excess Collateral.

          (g) Upon the release of any Collateral from the Cash Collateral Account or the Collateral Investments Account, in accordance with the terms of this Pledge Agreement, the security interest evidenced by this Pledge Agreement in such released Collateral will automatically terminate and be of no further force and effect.

          (h) Nothing contained in Section 1, Section 5, this Section 7 or any other provision of this Agreement shall (i) afford the Pledgor any right to issue entitlement orders with respect to any security entitlement to the Collateral Investments or any securities account in which any such security entitlement may be carried, or otherwise afford the Pledgor control of any such security entitlement or (ii) otherwise give rise to any rights of the Pledgor with respect to the Collateral Investments, any security entitlement thereto or any securities account in which any such security entitlement may be carried, other than the Pledgor's rights under this Pledge Agreement as the beneficial owner of collateral pledged to and subject to the exclusive dominion and control (except as expressly provided in this Section 7) of the Trustee in its capacity as such (and not as a securities intermediary). The Pledgor acknowledges, confirms and agrees that the Trustee holds a security entitlement to the Collateral Investments solely as trustee for the Holders of the Notes and not as a securities intermediary.

          SECTION 8.  Representations and Warranties.  The Pledgor hereby
                      ------------------------------
represents and warrants, as of the date hereof, that:

          (a) The execution and delivery by the Pledgor of, and the performance by the Pledgor of its obligations under, this Pledge Agreement will not contravene any provision of applicable law or the Certificate of Incorporation or the By-laws of the Pledgor or any material agreement or other material instrument binding upon the Pledgor or any of its subsidiaries or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Pledgor or any of its subsidiaries, or result in the creation or imposition of any Lien on any assets of the Pledgor, except for the security interests granted under this Pledge Agreement; no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required (i) for the performance by the Pledgor of its obligations under this Pledge Agreement,
     (ii) for the pledge by the Pledgor of the Collateral pursuant to this Pledge Agreement or (iii) except for any such consents, approvals, authorizations or orders required to be obtained by the Trustee (or the Holders) for reasons other than the consummation of this transaction, for the exercise by the Trustee of the rights provided for in this Pledge Agreement or the remedies in respect of the Collateral pursuant to this Pledge Agreement.

          (b) The Pledgor is the beneficial owner of the collateral, free and clear of any Lien or claims of any person or entity (except for the security interests granted under this Pledge Agreement). No financing statement covering the Pledgor's interest in the Collateral is on file in any public office.

          (c) This Pledge Agreement has been duly authorized, validly executed and delivered by the Pledgor and (assuming the due authorization and valid execution and delivery of this Pledge Agreement by the Trustee and enforceability of the Pledge Agreement against the Trustee in accordance with its terms) constitutes a valid and binding agreement of the Pledgor, enforceable against the Pledgor in accordance with its terms except as (i) the enforceability hereof may be limited by bankruptcy, insolvency, fraudulent conveyance, preference, reorganization, moratorium or similar laws now or hereafter in effect relating to or affecting creditors' rights or remedies generally, (ii) the availability of equitable remedies may be limited by equitable principles of general applicability and the discretion of the court before which any proceeding therefor may be brought, (iii) the exculpation provisions and rights to indemnification hereunder may be limited by U.S. federal and state securities laws and public policy considerations and (iv) the waiver of rights and defenses contained in
     Section 14(b), Section 17.11 and Section 17.15 hereof may be limited by applicable law.

          (d) Upon the delivery to the Trustee of the certificates or instruments, if any, representing or evidencing the Collateral, and the transfer and pledge to the Trustee of the Collateral and the acquisition by the Trustee of a security entitlement thereto, in accordance with
     Section 3, the pledge of and grant of a security interest in the Collateral securing the payment of the Obligations for the benefit of the Trustee and the Holders of the Notes will constitute a first priority perfected security interest in such Collateral (except, with respect to proceeds, only to the extent permitted by Section 9-306 of the UCC), enforceable as such against all creditors of the Pledgor and any persons purporting to purchase any of the Collateral from the Pledgor, except in each case as enforcement may be affected by general equitable principles (whether considered in a proceeding in equity or at law) and other than as permitted by the Indenture.

         (e) There are no legal or governmental proceedings pending or, to the best of the Pledgor's knowledge, threatened to which the Pledgor or any of its subsidiaries is a party or to which any of the properties of the Pledgor or any of its subsidiaries is subject that would materially adversely affect the power or ability of the Pledgor to perform its obligations under this Pledge Agreement or to consummate the transactions contemplated hereby.

         (f) The pledge of the Collateral pursuant to this Pledge Agreement is not prohibited by law or governmental regulation (including, without limitation, Regulations G, T, U and X of the Board of Governors of the Federal Reserve System) applicable to the Pledgor.

         (g)   No Event of Default (as defined herein) exists.

         SECTION 9.  Further Assurances.  The Pledgor will, promptly upon
                     ------------------
request by the Trustee (which request the Trustee may submit at the direction of the Holders of a majority in principal amount of the Notes then outstanding), execute and deliver or cause to be executed and delivered, or use its reasonable best efforts to procure, all assignments, instruments and other documents, deliver any instruments to the Trustee and take any other actions that are necessary or desirable to perfect, continue the perfection of, or protect the first priority of the Trustee's security interest in and to the Collateral, to protect the Collateral against the rights, claims, or interests of third persons (other than any such rights, claims or interests created by or arising through the Trustee) or to effect the purposes of this Pledge Agreement. The Pledgor also hereby authorizes the Trustee to file any financing or continuation statements in the United States with respect to the Collateral without the signature of the Pledgor (to the extent permitted by applicable law). The Pledgor will promptly pay all reasonable costs incurred in connection with any of the foregoing within 45 days of receipt of an invoice therefor. The Pledgor also agrees, whether or not requested by the Trustee, to take all actions that are necessary to perfect or continue the perfection of, or to protect the first priority of, the Trustee's security interest in and to the Collateral, and to protect the Collateral against the rights, claims, or interests of third persons (other than any such rights, claims or interests created by or arising through the Trustee).

         SECTION 10. Covenants. The Pledgor covenants and agrees with the
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Trustee and the Holders of the Notes that from and after the date of this Pledge
Agreement until the earlier of payment in full cash of (x) each of the first six scheduled interest payments due on the Notes


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                                      10

under the terms of the Indenture of (y) all obligations due and owing under the Indenture and the Notes in the event such obligations become due and payable prior to the payment of the first six scheduled interest payments on the Notes:

           (a) that (i) it will not (and will not purport to) sell or otherwise dispose of, or grant any option or warrant with respect to, any of the Collateral or (ii) it will not create or permit to exist any Lien upon or with respect to any of the Collateral (except for the security interest granted under this Pledge Agreement and any Lien created by or arising through the Trustee) and at all times will be the sole beneficial owner of the Collateral; or

           (b) that it will not (i) enter into any agreement or understanding that restricts or inhibits or purports to restrict or inhibit the Trustee's rights or remedies hereunder, including, without limitation, the Trustee's right to sell or otherwise dispose of the Collateral or (ii) fail to pay or discharge any tax, assessment or levy of any proposed sale under any judgment, writ or warrant of attachment with respect to the Collateral.

           SECTION 11. Power of Attorney.  In addition to all of the powers
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granted to the Trustee pursuant to the Indenture, the Pledgor hereby appoints and constitutes the Trustee as the Pledgor's attorney-in-fact (with full power of substitution) to exercise to the fullest extent permitted by law all of the following powers upon and at any time after the occurrence and during the continuance of an Event of Default: (a) collection of proceeds of any Collateral; (b) conveyance of any item of Collateral to any purchaser thereof;
(c) giving of any notices or recording of any Liens under Section 6 hereof; and
(d) paying or discharging taxes or Liens levied or placed upon the Collateral, the legality or validity hereof and the amounts necessary to discharge the same to be determined by the Trustee in its sole reasonable discretion,a nd such payments made by the trustee to become part of the Obligations of the Pledgor to the Trustee, due and payable immediately upon demand. The Trustee's authority under this Section 11 shall include, without limitation, the authority to endorse and negotiate any checks or instruments representing proceeds of Collateral in the name of the Pledgor, execute and give receipt for any certificate of ownership or any document constituting Collateral, transfer title to any item of Collateral, sign the Pledgor's name on all financing statements (to the extent permitted by applicable law) or any other documents deemed necessary or appropriate by the Trustee to preserve, protect or perfect the security interest in the Collateral and to file the same, prepare, file and sign the Pledgor's name on any notice of Lien, and to take any other actions arising from or incident to the powers granted to the Trustee in this Pledge Agreement. This power of attorney is coupled with an interest and is irrevocable by the Pledgor.

           SECTION 12. No Assumption of Duties: Reasonable Care.  The rights and
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powers granted to the Trustee hereunder are being granted in order to preserve and protect the security interest of the Trustee and the Holders of the Notes in and to the Collateral granted hereby and shall not be interpreted to, and shall not impose any duties on the Trustee in connection therewith other than those expressly provided herein or imposed under applicable law. Except as provided by